EXHIBIT 3.59
BYLAWS

CERTAINTEED PACIFIC CORPORATION

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ARTICLE I

Offices

Section 1.01 Registered Office in Delaware.  The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 1.02 Other Offices.  The Corporation may have such other offices in such places, both within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders, Stockholders’
Consent in Lieu of Meeting

Section 2.01 Annual Meeting.  The annual meeting of stockholders for the election of directors and for the transaction of each other business as may properly come before the meeting shall be held at such place within or without the State of Delaware and at such date and hour, as shall be designated by the Board of Directors.

Section 2.02 Special Meetings.  A special meeting of stockholders, for any purpose or purposes, may be called at any time by any member of the Board of Directors, and shall be called by the Corporation entitled to vote.  Any such meeting shall be held at such place within or without of the State of Delaware, and at such date and hour, as shall be designated in the notice of such meeting.

Section 2.03 Notice of Meetings.  Written notice of each annual or special meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting.  Unless otherwise provided by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) as the same exists or may hereafter be amended, such notice shall be given not less than 10 nor more than 60 days before the date fixed for place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time or place thereof are announced at the meeting at which the adjournment is taken; provided that if the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting.  All notices shall be deemed given to a stockholder when personally delivered to such stockholder, mailed to such stockholder at such stockholder’s address as it appears on the records of the Corporation, or left at such stockholder’s residence or usual place of business  Each notice shall state the place, day and hour of such meeting and, in the case of a special meeting or if notice of the purpose of the meeting is otherwise required by statute, the business proposed to be transacted at such meeting.

Section 2.04 Quorum.  At each meeting of stockholders, the holders of record of a majority of the issue and outstanding stock of the Corporation entitled to vote at such meeting, present in person or  by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws.  In the absence of a quorum any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been translated at the meeting as originally called.

Section 2.05 Organization.  At each meeting of stockholders the President, or in the President’s absence, one of the Vice Presidents, or in the absence of the President and all Vice Presidents of the Corporation, a chairman chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote, shall at as chairman of the meeting.  The Secretary of the Corporation, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, any person appointed by the President, shall act as secretary.

Section 2.06 Proxies.  Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than six months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face name a longer period for which it is to remain in force.  Every proxy shall be in writing and signed by the stockholder or such stockholder’s duly authorized attorney, but need not be sealed, witnessed or acknowledged.

Section 2.07 Voting.  Except as otherwise provided in the Certificate of Incorporation, at every meeting of stockholders, each holder of record of the issued and outstanding stock of the Corporation entitled to vote thereat shall be entitled to one vote, in person or by proxy, for each share of stock held by such stockholder.  Shares of capital stock of the Corporation belonging to the Corporation directly or indirectly shall not be voted directly or indirectly.  At all meetings of stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote at such meeting, except as otherwise required by the laws of the State of Delaware or otherwise provided in the Certificate of Incorporation or these Bylaws.

Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of stockholders and entitled to vote thereat; or unless so directed by the chairman of the meeting or required by the laws of the State of Delaware the vote at such meeting on any question need not be by ballot.  On a vote by ballot shall be signed by the stockholder voting, or signed in such stockholder’s name by such stockholder’s proxy, if there be such proxy, and shall state the number of shares voted by such stockholder and the number of votes to which each share is entitled.

Section 2.08 Stockholders’ Consent in Lieu of Meeting.  Any corporate action requiring a vote of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Such writing or writings shall be filed with the minutes of stockholders’ meetings and prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

ARTICLE III

Board of Directors

Section 3.01 General Powers.  The property, business and affairs of the Corporation shall be managed under the direction of a Board of Directors, who shall exercise all of the powers of the Corporation, except as otherwise prescribed by law, the Certificate of Incorporation or these Bylaws.

Section 3.02 Number and Term of Holding Office.  The number of directors which shall constitute the whole Board of Directors shall be such number, not fewer than one nor more than 15, as shall from time to time be fixed by a majority of the entire Board of Directors.  Each of the directors of the Corporation shall hold office until the annual meeting next after his or her election and until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal.

Section 3.03 Organization and Order of Business.  At each meeting of the Board of Directors, any director chosen by a majority of the directors present at such meeting, shall act as chairman of the meeting and preside thereat.  The Secretary of the Corporation or, in the Secretary’s absence, any person whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

Section 3.04 Resignations.  Any director may resign at any time by giving written notice of resignation to the President or the Secretary of the Corporation.  Any such resignation shall take effect upon receipt of notice thereof by the President or Secretary or at such later time as shall be specified in such notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05 Removal of Director.  Any director, or the entire Board of Directors, may be removed, either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote.

Section 3.06 Vacancies.  Any vacancy in the Board of Directors, arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled either by a majority vote of the remaining directors, although less than a quorum, or by the stockholders of the Corporation at the next annual meeting of any special meeting called for such purpose.

Section 3.07 Place of Meeting.  The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers or notice thereof.

Section 3.08 Meetings.

(a) Annual Meetings.  As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business.

(b) Regular Meetings.  After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

(c) Special Meetings.  Special meetings of the Board of Directors may be called by the President, and shall be called by the President or the Secretary upon the written request of any director.

Section 3.09 Notice of Meetings.  Except as otherwise provided in these Bylaws the Secretary of the Corporation shall give notice to each director of each meeting, including the time and place of such meeting.  Notice of each such meeting shall be mailed to each director, addressed to such director at his or her residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to such director by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held.  Notice of any meeting shall not be required to be given to any director who shall attend such meeting.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to adequate notice.

Unless required by these bylaws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted at such meeting.  The Board of Directors may adjourn any meeting, regular or special, from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other thereby announcement at the meeting.

Section 3.10 Quorum and Manner of Action.  Except as provided by law, the Certificate of Incorporation or these Bylaws, a majority of the directors then in office shall be necessary at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary to the passage of any resolution of act of the board.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.  Notice of any adjourned meeting need not be given.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3.11 Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a written consent thereto is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

Section 3.12 Meetings by Telephone, etc.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.13 Compensation.  No director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation any fees or expenses for attendance at either meetings of the Board of Directors or of any committee thereof.  Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14 Director’s Liability.  If the Delaware General Corporation law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Section 3.15 Committee.  The Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and may designate one or more other committees, each committee to consist of two or more directors.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

If a member of any committee and such member’s designated alternate or alternates, if any, shall be absent from or disqualified from voting at a meeting, the member of members (including alternate members) of the committee present at the meeting and not disqualified from voting, whether or not such member of members constitute a quorum, may unanimously appoint another director at a substitute member to act in the place of such absent of disqualified member.

The presence of a majority of the members (including alternate and substitute members) of a committee at a meeting shall constitute a quorum for the transaction of business, and the act of a majority of the members at any such meeting at which a quorum is present shall be the act of the committee.

Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors as required.

Sections 3.08(b), 3.08(c), 3.09, 3.10, 3.11, 3.12, 3.13 and 3.14 shall be applicable to committees of the Board of Directors, unless otherwise provided by the Board of Directors.

Section 3.16 Powers of Committee.  Any committee designated by the Board, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to (a) amending the Certificate of Incorporation; (b) adopting an agreement of merger of consolidation; (c) recommending to the stockholders the sale, lease or exchange of all of substantially all of the Corporation’s property and assets, (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws of the Corporation; and unless the resolution of the Board of Directors or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

ARTICLE IV

Officers

Section 4.01 Executive Officers.  The executive officers of the Corporation shall be a President, one or more Vice Presidents (one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents) a Treasurer, and a Secretary, none of whom need be a director.  The Corporation may also have such other executive officers, including a Chairman or one or more Controllers, as the Board may in its discretion appoint, none of whom need be a director.  Any two of the above-mentioned offices, except those of President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, by the Certificate of Incorporation, by these Bylaws, or by resolution of the Board of Directors to be executed, acknowledged, or verified by any tow or more officers.

Section 4.02 Subordinate Officers.  In addition to the executive officers enumerated in Section 4.01, the Corporation may have one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary.  The Board of Directors may delegate to any executive officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.03 Election and Term of Office.  Except as otherwise permitted with respect to subordinate officers, the officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof, and each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.04 Compensation.  The compensation of the officers of the Corporation shall be fixed by the Board of Directors or by such officer as may be designated by the board.

Section 4.05 Removal.  Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.06 Resignations.  Any officer may resign any time by giving written notice to the Board of Directors (or to an executive officer, if the Board of Directors has delegated to such executive officer the power to appoint and to remove such officer).  The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.07 President.  The President shall be the Chief Operating Officer of the corporation and shall be directly accountable to the Board of Director for the accomplishment of his or her responsibilities.  The President may sign and execute in the name of the Corporation all deeds, mortgages, bonds, contract, and other instruments and in general, shall perform all duties incident to the office of Chief Operating Officer and such other duties as may, from time to time, be assigned to him or her by the Board of Directors.

Section 4.08 Vice President.  The Vice President or, if more than one is elected, the Vice Presidents, at the request of the President or during the President’s absence or inability to act, shall perform the duties and exercise the functions of the President.  If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions.  The Vice President or Vice Presidents shall have such other powers and perform such other duties as may, from time to time, be assigned to them by the Board of Directors, by the President.

Section 4.09 Secretary.  The Secretary shall keep the minutes of the meetings of the stockholders, the Board of Directors, the Executive Committee, and such other committees of the Board of Directors as may be designated from time to time, in books provided for such purpose.  The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records of the Corporation; shall see that the corporate seal, if required, is affixed to all documents, the execution of which, on behalf of the corporation under is seal, is duly authorized, and when so affixed may attest this same; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may, from time to time, be assigned to him or her by the Board of Directors or the President.

Section 4.10 Treasurer.  The Treasurer shall have charge of, and be responsible for, all funds, securities, receipts, and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation all moneys or other valuable effects in such banks, trust companies, or other depositories as shall from time to time, be designated by the Board of Directors; and, in general, the Treasurer shall perform as the duties incident to the office of a treasurer of a corporation, and such other duties as may from time to time, be assigned to him or her by the Board of Directors or the President.

Section 4.11 Assistant Officers.  The Assistant Vice Presidents shall have such duties as may, from time to time, be assigned to them by the Board of Directors, the President, or any Vice President.  The Assistant Secretaries shall have such duties as may, from time to time, be assigned to them by the Board of Directors, the President, or the Secretary.  The Assistant Treasurers shall have such duties as may, from time to time, be assigned the them by the Board of Directors, the President, or the Treasurer.

ARTICLE V

Indemnification of Directors and Officers and

Other Authorized Representatives

Section 5.01 General.  The Corporation shall indemnify to the fullest extent permitted by law any indemnified representative who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was serving in an indemnified capacity against any liability incurred by such indemnified representative connection with such proceeding.

Section 5.02 Proceedings Initiated by Indemnified Representative.  Notwithstanding any other provision of this Article, the Corporation shall not indemnity under this Article and indemnified representative for any liability incurred in a proceeding initiated which shall not be deemed to include counter claims or affirmative defenses or participated in as an intervenor or amicus curiae by the person seeking indemnification, unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.  This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 5.07 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

Section 5.03 Definitions.  For purposes of this Article:

(a) “indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Corporation, on at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

(b) “indemnified representative” means any and all directors, officers and employees of the Corporation and any other person designated as an indemnified representative by the Board of Directors of the Corporation (which may, but need not, include any person serving at the request of the Corporation as a director, officer, employee, agent fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise).

(c) “liability” means, any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to any employee benefit plan, or cost or expense of any nature including, without limitation, reasonable attorney’s fees and disbursements); and

(d) “proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

Section 5.04 Partial Payment.  If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

Section 5.05 Advances for Expenses.  The Corporation may pay the expenses (including reasonable attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 5.01 or the initiation of or participation in which is authorized pursuant to Section 5.02.  Upon receipt of an undertaking by or on behalf of such indemnified representative to repay such amount if it is ultimately determined that such indemnified representative is not entitled to be indemnified by the Corporation pursuant to this Article.  The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

Section 5.06 Defense of Proceedings.  If any proceeding is initiated against an indemnified representative for which the Corporation would be obligated to provide indemnification under this Article, then except as expressly provided below, the Corporation shall be entitled, at its sole option, to assume the defense thereof.  If the Corporation does not elect to assume the defense of such proceeding, the Corporation shall nonetheless, at its sole option and expense to participate in such defense.

If the Corporation notifies the indemnified representative that it elects to assume the defense of any proceeding, then the indemnified representative may elect to retain independent counsel in such proceeding; provided, however, that the fees and expenses of such counsel incurred after the indemnified representative has been so notified by the Corporation shall be borne by the indemnified representative, and the Corporation shall not be obligated to the indemnified representative under this Article for any expenses subsequently incurred by him or her in connection with the defense of such proceeding, other than reasonable costs of investigation and reasonable travel and lodging expenses incurred by the indemnified representative in connection with his or her participation in such defense.

Notwithstanding the assumption by the Corporation of the defense of any proceeding, the indemnified representative shall be entitled to indemnification under this Article for fees and expenses incurred in the defense of such proceeding if (i) such indemnification is otherwise authorized by the Corporation; (ii) such person’s counsel shall have reasonably determined, and notified the Corporation in writing, that there may be a conflict of interest between the Corporation and the indemnified representative in the conduct of the defense of such proceeding; or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such proceeding within 20 days after the Corporation has received written notice of such proceeding from the indemnified representative.

The Corporation shall not be entitled to assume the defense of any proceeding (a) brought by or on behalf of the Corporation or its stockholders of (b) as to which the indemnified representative’s counsel shall have determined, as set forth in clause (ii) above, that there may be a conflict of interest as a result there.

Section 5.07 Arbitration.

(a) General Rule.  Any dispute related to the right to indemnification or advancement of expense as provided under this Article except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in Philadelphia County, Pennsylvania, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators.  If one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the Corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the indemnified representative have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in Philadelphia County.

(b) Burden of Proof.  The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

(c) Expenses.  To the extent that an indemnified representative is successful in the prosecution or defense of such arbitration, the Corporation shall reimburse such indemnified representative for the expenses (including reasonable attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.

(d) Effect.  Any award entered by the arbitrators shall be final, binding and nonappealable, and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative in a proceeding not directly involving indemnification under this Article, but involving a final determination of intentional misconduct, knowing violation of law or improper personal benefit on the part of the indemnified representative.  This arbitration provision shall be specifically enforceable.

Section 5.08 Rights Not Exclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any of the rights to which those seeking indemnification or advancement of expenses may be entitled under any such agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices.

Section 5.09 Securing of Indemnification Obligations.  To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, act as self-insurer, create a reserve trust, escrow, cash collateral or other fund account, enter into indemnification agreements or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

Section 5.10 Survival of Rights.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an indemnified representative and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 5.11 Contract Rights; Amendment or Repeal.  All rights under this Article shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation and each indemnified representative intend to be legally bound.  Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

ARTICLE VI

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE VII

Seal

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the word “Delaware,” and numerals representing the year of the Corporation’s incorporation.  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

ARTICLE VIII

Shares and Their Transfer

Section 8.01 Certificate of Stock.  Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by such stockholder in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe.  Each such certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.  In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

Section 8.02 Record.  A record shall be kept of (a) the name of the person or entity owning the stock represented by each certificate of stock of the Corporation issued, (b) the number of shares represented by each such certificate and the date thereof, and (c) in the case of cancellation, the date of cancellation.  The person or entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 8.03 Transfer of Stock.  Upon presentment to the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person or entity entitled thereto, cancel the old certificate, and record the transfer on its books, provided that no transfer shall be made that is inconsistent with the Uniform Commercial Code as in effect in the State of Delaware at the time of presentment.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint transfer agents and registrants thereof.

Section 8.04 Stock Ledgers.  Original or duplicate stock ledgers, containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each of them shall be kept at the principal office of the Corporation or at an office or agency of the Corporation in such city or town as may be designated by the Board of Directors.

Section 8.05 New Certificates.  In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions, including the giving of a bond with sufficient surety, as it may deem advisable, or may delegate such power to any officer or officers of the Corporation; provided, however, that the Board of Directors or such officer or officers, in their discretion, may refuse to issue such new certificate except upon the order of a court of competent jurisdiction.

Section 8.06 Record Dates.  The Board of Directors shall fix a record date for the purpose of making proper determinations with respect to stockholders, including which stockholders are entitled to (a) notice of a meeting or any adjournment thereof; (b) vote at a meeting; (c) consent to corporate action in writing without a meeting; (d) receive a dividend; and (e) be allotted other rights.

Section 8.07 Record Holder of Shares.  Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person or entity exclusively entitled to vote such share or shares, to receive dividends thereon, and to exercise all the rights and powers of an owner thereof, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or entity, whither or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE IX

Finance

Section 9.01 Checks, Drafts, etc.  All checks, drafts and orders for the payment of money, notes and other evidences of Indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

Section 9.02 Fiscal Year.  The fiscal year of the Corporation shall be the calendar year.

ARTICLE X

Miscellaneous Provisions

Section 10.01 Bonds.  The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

Section 10.02 Voting of Stock Owned by the Corporation.  The President, any Vice President and any person so authorized by the Board of Directors shall have the authority, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 10.03 Amendment, Alteration or Revision of Bylaws.  Any an all provisions of these Bylaws may be amended or repealed or new Bylaws not inconsistent with law or the Certificate of Incorporation may be adopted at any regular, annual or special meeting of the stockholders or of the Board of Directors.

Adopted by the Board of Directors as of June 30, 2006.